                                                      Registration No.__________

   As filed with the Securities and Exchange Commission on January 29, 2001
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                                   APW LTD.
            (Exact name of registrant as specified in its charter)


          BERMUDA                                             04-2576375
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification No.)

N22 W23685 Ridgeview Parkway West
       Waukesha, Wisconsin                                    53188-1013
(Address of Principal Executive Offices)                      (Zip Code)

                                _______________

                                   APW LTD.
                                2001 STOCK PLAN
                           (Full title of the plan)

                              ___________________


             TODD ADAMS                                   Copy to:
             Controller                           ANTHONY W. ASMUTH III, ESQ.
              APW Ltd.                               Quarles & Brady LLP
 N22 W23685 Ridgeview Parkway West                411 East Wisconsin Avenue
   Waukesha, Wisconsin 53188-1013                Milwaukee, Wisconsin 53202

                    (Name and address of agent for service)

                                 (262)523-7600
         (Telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                          Proposed maximum    Proposed maximum
                                           Amount to be    offering price        aggregate          Amount of
   Title of Securities to be registered   registered (1)     per share       offering price (2)   registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per           2,000,000            (2)             $82,875,000        $20,718.75
 share, and associated Preferred
 Stock Purchase Rights
===========================================================================================================================

(1) Each share of Common Stock will have attached thereto the Preferred Stock Purchase Right issued pursuant to the Registrant's Rights Agreement. Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant (and any associated Rights) as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $41.4375 per share, which is the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on January 23, 2001.
================================================================================

                                    PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been previously filed by APW Ltd. (the "Registrant") (Commission File No. 001-15851) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference:

 .              The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 filed on October 20, 2000.

 .              The Registrant's Form 10-Q for the quarter ended November 30,
               2000 filed on January 5, 2001.

 .              The description of the Registrant's Common Stock contained in the
               Registrant's Registration Statement on Form 10, as amended, declared effective by the Commission on July 10, 2000 (the "Form 10").

 .              The description of the Registrant's Preferred Stock Purchase
               Rights contained in the Registrant's Registration Statement on Form 8-A filed on July 19, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable. See third and fourth documents referenced in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities registered hereunder will be passed upon for the Registrant by Conyers Dill & Pearman, the Registrant's legal counsel. The Registrant's Assistant Secretaries, Wayne Morgan and I.S. Outerbridge, are members of Codan Services Limited, an affiliated company of Conyers Dill & Pearman.

Item 6.  Indemnification of Officers and Directors.

         The Bye-laws of APW Ltd. provide for indemnification of APW Ltd.'s officers and directors against all liabilities, loss, damage or expense incurred or suffered by an officer or director in his or her role as an officer or director of APW Ltd. to the maximum extent permitted by Bermuda law. However, the indemnification does not extend to any matter which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda.

          The Companies Act 1981 provides that a Bermuda company may indemnify its officers and directors in respect of loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. A company is also permitted to indemnify any officer or director against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in favor of the director or officer, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court. However, the Companies Act 1981 also states that any provision, whether contained in APW Ltd.'s Bye-laws or in a contract or arrangement between APW Ltd. and the director, indemnifying a director against liability which would attach to him in respect of his or her fraud or dishonesty will be void.

          The directors and officers of APW Ltd. are also covered by directors' and officers' insurance policies maintained by APW Ltd.

Item 7.   Exemption from the Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)       Reference is made to the indemnification provisions described in
Item 6 of this Registration Statement.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on January 29, 2001.

                                   APW LTD.

                                   By:        /s/ MICHAEL S. DUFFEY
                                      ------------------------------------------
                                      Michael S. Duffey
                                      Senior Vice President and Chief
                                      Financial Officer
                                      (Principal Financial Officer of the
                                       Registrant)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Richard G. Sim, Michael S. Duffey and Todd Adams, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


Signature                                            Title
---------                                            -----

/s/ RICHARD G. SIM
--------------------------------------      Chairman of the Board, President and
Richard G. Sim                              Chief Executive Officer and Director
                                            (Principal Executive Officer of the
                                             Registrant)
/s/ MICHAEL S. DUFFEY
--------------------------------------      Senior Vice President and Chief
Michael S. Duffey                           Financial Officer
                                            (Principal Financial Officer of the
                                            Registrant)
/s/ TODD ADAMS
--------------------------------------      Controller
Todd Adams                                  (Principal Accounting Officer of
                                            the Registrant)

/s/ GERALD T. MCGOEY
--------------------------------------      Director
Gerald T. McGoey


/s/ PETER A. DOUGLAS
--------------------------------------      Director
Peter A. Douglas


/s/ L. DENNIS KOZLOWSKI
--------------------------------------      Director
L. Dennis Kozlowski


/s/ JACK L. HECKEL
--------------------------------------      Director
Jack L. Heckel


/s/ JOHN ZIEMNIAK
--------------------------------------      Director
John Ziemniak


/s/ JOHN J. MCDONOUGH
--------------------------------------      Director
John J. McDonough


*Each of these signatures is affixed as of January 29, 2001.

                                   APW LTD.
                              (the "Registrant")
                       (Commission File No. 001-15851)

                                EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                                     Incorporated Herein                      Filed
Number              Description                                By Reference To                      Herewith
-------             -----------                             -------------------                     --------
4.1         Memorandum of Continuance of the           Exhibit 3.1 to Amendment No. 2 to
            Registrant (dated as of May 30,            the Registrant's Registration
            2000)                                      Statement on Form 10 (the "Form
                                                       10") dated July 11, 2000.

4.2         Bye-laws of the Registrant                 Exhibit 3.2 to Amendment No. 2 to
            (effective as of May 30, 2000)             the Form 10 dated July 11, 2000.

4.3         Rights Agreement between APW Ltd.          Exhibit 4.1 to Amendment No. 1 of
            and Firstar Bank, N.A., as Rights          the Form 10 dated June 20, 2000.
            Agent

5.1         Opinion of Conyers Dill & Pearman                                                           X
            as to the legality of the
            securities to be issued

23.1        Consent of PricewaterhouseCoopers                                                           X
            LLP

23.2        Consent of Conyers Dill & Pearman                                                        Contained
                                                                                                     in opinion
                                                                                                     filed as
                                                                                                     Exhibit 5.1

24.1        Powers of Attorney                                                                       Signatures
                                                                                                     page to this
                                                                                                     Registration
                                                                                                     Statement

99.1        APW Ltd. 2001 Stock Plan                   Exhibit C to the Registrant's Proxy
                                                       Statement filed on December 1, 2000.

                                      E-1